                                                                     EXHIBIT 2.1

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION



                                      among


                               WORLD ACCESS, INC.,

                                   WAXS INC.,

                          TAIL ACQUISITION CORPORATION

                                       and

                               TELCO SYSTEMS, INC.




                            Dated as of June 4, 1998

                                TABLE OF CONTENTS


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
ARTICLE I  DEFINITIONS..........................................................................................  2

         SECTION 1.01.  Certain Defined Terms...................................................................  2

ARTICLE II  THE MERGER.......................................................................................... 10

         SECTION 2.01.  The Merger.............................................................................. 10
         SECTION 2.02.  Closing................................................................................. 10
         SECTION 2.03.  Effective Time.......................................................................... 10
         SECTION 2.04.  Effect of the Merger.................................................................... 11
         SECTION 2.05.  Certificate of Incorporation; Bylaws; Directors and Officers of
                                    Surviving Corporation....................................................... 11

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES.................................................. 11

         SECTION 3.01.  Conversion of Securities................................................................ 11
         SECTION 3.02.  Exchange of Shares Other than Treasury Shares........................................... 12
         SECTION 3.03.  Stock Transfer Books.................................................................... 13
         SECTION 3.04.  No Fractional Share Certificates........................................................ 13
         SECTION 3.05.  Options to Purchase Company Common Stock................................................ 14
         SECTION 3.06.  Certain Adjustments..................................................................... 15
         SECTION 3.07.  Undistributed Amounts................................................................... 15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................ 15

         SECTION 4.01.  Organization and Qualification; Subsidiaries............................................ 15
         SECTION 4.02.  Certificate of Incorporation and Bylaws................................................. 16
         SECTION 4.03.  Capitalization.......................................................................... 16
         SECTION 4.04.  Authority Relative to this Agreement.................................................... 17
         SECTION 4.05.  No Conflict; Required Filings and Consents.............................................. 18
         SECTION 4.06.  Permits; Compliance with Laws........................................................... 18
         SECTION 4.07.  SEC Filings; Financial Statements....................................................... 20
         SECTION 4.08.  Absence of Certain Changes or Events.................................................... 21
         SECTION 4.09.  Employee Benefit Plans; Labor Matters................................................... 21
         SECTION 4.10.  Certain Tax Matters..................................................................... 24
         SECTION 4.11.  Contracts; Debt Instruments............................................................. 24
         SECTION 4.12.  Litigation.............................................................................. 24
         SECTION 4.13.  Environmental Matters................................................................... 25
         SECTION 4.14.  Intellectual Property................................................................... 25





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
         SECTION 4.15.  Taxes................................................................................... 26
         SECTION 4.16.  Rule 145 Affiliates..................................................................... 26
         SECTION 4.17.  Brokers................................................................................. 26
         SECTION 4.18.  Certain Business Practices.............................................................. 26
         SECTION 4.19.  Transaction Expenses.................................................................... 26
         SECTION 4.20.  Interested Party Transactions........................................................... 27
         SECTION 4.21.  Charter Anti-takeover Provisions and State Takeover Statutes............................ 27
         SECTION 4.22.  Opinion of Financial Advisor............................................................ 27

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF WAG, PARENT
                  AND MERGER SUB................................................................................ 27

         SECTION 5.01.  Organization and Qualification; Subsidiaries............................................ 27
         SECTION 5.02.  Certificate of Incorporation and Bylaws................................................. 28
         SECTION 5.03.  Capitalization.......................................................................... 28
         SECTION 5.04.  Authority Relative to this Agreement.................................................... 29
         SECTION 5.05.  No Conflict; Required Filings and Consents.............................................. 29
         SECTION 5.06.  Permits; Compliance with Laws........................................................... 30
         SECTION 5.07.  SEC Filings; Financial Statements....................................................... 31
         SECTION 5.08.  Absence of Certain Changes or Events.................................................... 32
         SECTION 5.09.  Employee Benefit Plans; Labor Matters................................................... 32
         SECTION 5.10.  Certain Tax Matters..................................................................... 34
         SECTION 5.11.  Contracts; Debt Instruments............................................................. 34
         SECTION 5.12.  Litigation.............................................................................. 35
         SECTION 5.13.  Environmental Matters................................................................... 35
         SECTION 5.14.  Intellectual Property................................................................... 35
         SECTION 5.15.  Taxes................................................................................... 36
         SECTION 5.16.  Brokers................................................................................. 36
         SECTION 5.17.  Certain Business Practices.............................................................. 36
         SECTION 5.18.  Opinion of Financial Advisor............................................................ 37
         SECTION 5.19.  Interested Party Transactions........................................................... 37
         SECTION 5.20.  Ownership of Company Capital Stock...................................................... 37
         SECTION 6.01.  Conduct of Business by the Company Pending the Closing.................................. 37
         SECTION 6.02.  Conduct of Business by WAG and Parent Pending the Closing............................... 40
         SECTION 6.03.  Notices of Certain Events............................................................... 41
         SECTION 6.04.  Access to Information; Confidentiality.................................................. 41
         SECTION 6.05.  No Solicitation of Transactions......................................................... 42
         SECTION 6.06.  Letters of Accountants.................................................................. 43
         SECTION 6.07.  Subsequent Financial Statements......................................................... 43




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         SECTION 6.08.  Control of Operations................................................................... 43
         SECTION 6.09.  Further Action; Consents; Filings....................................................... 43

ARTICLE VII  ADDITIONAL AGREEMENTS.............................................................................. 44

         SECTION 7.01.  Registration Statement; Proxy Statement................................................. 44
         SECTION 7.02.  Stockholders' Meetings.................................................................. 46
         SECTION 7.03.  Rule 145 Affiliates..................................................................... 47
         SECTION 7.04.  Directors' and Officers' Indemnification................................................ 47
         SECTION 7.05.  No Shelf Registration................................................................... 49
         SECTION 7.06.  Public Announcements.................................................................... 49
         SECTION 7.07.  Nasdaq Listing.......................................................................... 49
         SECTION 7.08.  Blue Sky................................................................................ 49
         SECTION 7.09.  Company Stock Options................................................................... 49
         SECTION 7.10.  Tax Treatment........................................................................... 50
         SECTION 7.11.  Obligations of Parent and WAG........................................................... 50
         SECTION 7.12.  Company Employees....................................................................... 50
         SECTION 7.13.  Board of Directors of Parent and WAG.................................................... 51

ARTICLE VIII  CONDITIONS TO THE MERGER.......................................................................... 51

         SECTION 8.01.  Conditions to the Obligations of Each Party to Consummate the
                                    Merger...................................................................... 51
         SECTION 8.02.  Conditions to the Obligations of the Company............................................ 52
         SECTION 8.03.  Conditions to the Obligations of WAG and Parent......................................... 53

ARTICLE IX  TERMINATION, AMENDMENT AND WAIVER................................................................... 54

         SECTION 9.01.  Termination............................................................................. 54
         SECTION 9.02.  Effect of Termination................................................................... 56
         SECTION 9.03.  Amendment............................................................................... 56
         SECTION 9.04.  Waiver.................................................................................. 56
         SECTION 9.05.  Expenses................................................................................ 56

ARTICLE X  GENERAL PROVISIONS................................................................................... 57

         SECTION 10.01.  Non-Survival of Representations and Warranties......................................... 57
         SECTION 10.02.  Notices................................................................................ 58
         SECTION 10.03.  Severability........................................................................... 58
         SECTION 10.04.  Assignment; Binding Effect; Benefit.................................................... 58
         SECTION 10.05.  Incorporation of Exhibits.............................................................. 58



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         SECTION 10.06.  Governing Law.......................................................................... 59
         SECTION 10.07.  Waiver of Jury Trial................................................................... 59
         SECTION 10.08.  Construction........................................................................... 59
         SECTION 10.09.  Counterparts........................................................................... 59
         SECTION 10.10.  Entire Agreement....................................................................... 60


                                    EXHIBITS


Exhibit 1.00(a)         Form of Stockholder Proxy Agreement
Exhibit 7.03            Form of Company Affiliate Agreement

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 4, 1998 (as amended, supplemented or otherwise modified from time to time, the "AGREEMENT"), among WORLD ACCESS, INC., a corporation organized and existing under the laws of the State of Delaware ("WAG"), WAXS INC., a corporation organized and existing under the laws of the State of Delaware and a wholly-owned subsidiary of WAG ("PARENT"), TAIL ACQUISITION CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("MERGER SUB") and a direct wholly-owned subsidiary of Parent, and TELCO SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY");

                              W I T N E S S E T H:

         WHEREAS, the boards of directors of WAG, Parent, Merger Sub and the Company have each determined that it is consistent with and in furtherance of their respective long-term business strategies and fair to and in the best interests of their respective stockholders to combine the respective businesses of WAG, Parent and the Company by means of a merger (the "MERGER") of Merger Sub with and into the Company upon the terms and subject to the conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware;

         WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent and Merger Sub to enter into this Agreement, Parent has entered into a proxy agreement substantially in the form attached hereto as
Exhibit 1.00(a), dated as of the date hereof (the "STOCKHOLDERS PROXY AGREEMENT"), with each of the Company's directors and senior executive officers and Kopp Investment Advisors, Inc., a corporation organized and existing under the laws of the State of Minnesota (each, a "PRINCIPAL STOCKHOLDER"), pursuant to which each Principal Stockholder has granted to Parent a proxy to vote all of the shares of Company Capital Stock (as hereinafter defined) held by such Principal Stockholder, all upon the terms and subject to the conditions set forth therein;

         WHEREAS, on February 24, 1998, WAG, Parent, NACT Telecommunications, Inc., a Delaware corporation and a majority-owned subsidiary of WAG ("NACT"), WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, and NACT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent, entered into that certain Agreement and Plan of Merger and Reorganization pursuant to which, among other things, each of WAG and NACT will become wholly-owned subsidiaries of Parent (the "HOLDING COMPANY REORGANIZATION"); and

         WHEREAS, for United States Federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE");

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.01. Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural number of the terms so defined, unless the context otherwise requires):

                  "AFFECTED EMPLOYEE" shall have the meaning specified in
Section 7.12(a).

                  "AFFILIATE" shall have the meaning specified in rule 144 promulgated under the Securities Act.

                  "AGREEMENT" shall have the meaning specified in the preamble to this Agreement.

                  "ALTERNATIVE MERGER" shall have the meaning specified in
Section 2.01.

                  "BENEFICIAL OWNER" shall mean, with respect to any shares of capital stock, a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or
(iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares of capital stock; provided, however, that a Person shall not be deemed the beneficial owner of, or to beneficially own, any security if the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such person pursuant to a definitive proxy statement filed with the SEC and otherwise in accordance with the rules and regulations under the Exchange Act.

                  "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

                  "BROADVIEW" shall mean Broadview Associates LLC.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law, regulation or executive order to close in New York, New York.

                  "CAPITAL INCREASE" shall have the meaning specified in Section 7.01(b).

                  "CASH DEPOSIT" shall have the meaning specified in Section
3.04.

                  "CERTIFICATE OF MERGER" shall have the meaning specified in
Section 2.03.

                  "CLOSING" shall have the meaning specified in Section 2.02.

                  "CLOSING DATE MARKET PRICE" shall mean the average of the daily closing price of the WAG Common Stock, in the event that the Holding Company Reorganization shall not have been consummated, or Parent Common Stock, in the event that the Holding Company Reorganization shall have been consummated, in either case as reported on Nasdaq on each of the twenty consecutive trading days ending on the Determination Date, provided that, in the event that the Holding Company Reorganization shall have been consummated during such twenty-day period, the Closing Date Market Price shall be calculated by reference to the average of the daily closing price of the WAG Common Stock or the Parent Common Stock, as the case may be, for the number of days such stock was traded during such period.

                  "CODE" shall mean the meaning specified in the recitals hereto.

                  "COMMON EXCHANGE RATIO" shall have the meaning specified in
Section 3.01(a).

                  "COMPANY FAIRNESS OPINION" shall mean the written opinion of Broadview delivered to the board of directors of the Company (i) to the effect that the exchange ratio to be offered the holders of the Company Common Stock in the Merger is fair to the holders of such stock from a financial point of view, and (ii) which has been authorized by Broadview for inclusion in the Proxy Statement.

                  "COMPANY" shall have the meaning specified in the preamble to this Agreement.

                  "COMPANY 1997 10-K" shall have the meaning specified in
Section 4.02.

                  "COMPANY AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(a).

                  "COMPANY BENEFIT PLANS" shall have the meaning specified in
Section 4.09(a).

                  "COMPANY CAPITAL STOCK" shall mean the Company Common Stock, the Company Junior Common Stock and the Company Preferred Stock.

                  "COMPANY COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of the Company.

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

                  "COMPANY JUNIOR COMMON STOCK" shall mean the Series A Junior Common Stock, par value $0.01 per share, of the Company.

                  "COMPANY LICENSES" shall have the meaning specified in Section 4.14.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company and the Company Subsidiaries that is, or would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole, other than any change or effect relating to this Agreement or the transactions contemplated hereby or the announcement thereof.

                  "COMPANY MATERIAL CONTRACT" shall have the meaning specified in Section 4.11.

                  "COMPANY PERMITS" shall have the meaning specified in Section 4.06.

                  "COMPANY PREFERRED STOCK" shall mean the Series A Participating Cumulative Preferred Stock, $0.01 per share par value, of the Company.

                  "COMPANY PRODUCTS" shall have the meaning specified in Section 4.06(b).

                  "COMPANY THIRD PARTY PRODUCTS" shall have the meaning specified in Section 4.06(b).

                  "COMPANY REPORTS" shall have the meaning specified in Section 4.07(a).

                  "COMPANY STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "COMPANY STOCK OPTION" shall have the meaning specified in
Section 3.05.

                  "COMPANY STOCK PLANS" shall mean the Company's 1980 Stock Option Plan, the Company's 1988 Non-Statutory Stock Option Plan and the Company's 1990 Stock Option Plan.

                  "COMPANY STOCK PURCHASE PLANS" shall have the meaning specified in Section 4.03.

                  "COMPANY SUBSIDIARIES" shall have the meaning specified in
Section 4.01.

                  "COMPETING TRANSACTION" shall mean any of the following involving the Company or any Company Subsidiary whose business constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, as the case may be (other than the Merger contemplated by this Agreement):

                  (i) any merger, consolidation, share exchange, business combination or other similar transaction;

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15 percent or more of the assets of such party and its subsidiaries, taken as a whole, in a single transaction or series of related transactions except for the sale of inventory in the ordinary course of business; or

                  (iii) any tender offer or exchange offer for 15 percent or more of the outstanding voting securities of such party or the filing of a registration statement under the Securities Act in connection therewith.

                  "CONFIDENTIALITY AGREEMENT" shall mean the Mutual Non-Disclosure and Confidentiality agreement dated as of November 7, 1997 between WAG and the Company.

                  "COSTS" shall have the meaning specified in Section 7.04(b).

                  "DELAWARE GENERAL CORPORATION LAW" shall mean the General Corporation Law of the State of Delaware.

                  "DETERMINATION DATE" shall mean the second business day prior to the date on which the Effective Time is expected to occur.

                  "$" shall mean United States Dollars.

                  "EFFECTIVE TIME" shall have the meaning specified in Section 2.03.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXCHANGE AGENT" shall have the meaning specified in Section 3.02.

                  "EXCHANGE FUND" shall have the meaning specified in Section 3.02.

                  "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates, but excluding any allocation of overhead) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement and the Proxy Statement, the solicitation of stockholder approvals, the filing of HSR Act notice, if any, and all other matters related to the closing of the Merger.

                  "FCC" shall have the meaning specified in Section 4.06(b).

                  "GOVERNMENTAL ENTITY" shall mean any United States federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HOLDING COMPANY REORGANIZATION" shall have the meaning specified in the recitals to this Agreement.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "INDEMNIFIED PARTIES" shall have the meaning specified in
Section 7.04(b).

                  "IRS" shall mean the United States Internal Revenue Service.

                  "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "LISTED AGREEMENTS" shall have the meaning specified in
Section 7.12(c).

                  "MERGER" shall have the meaning specified in the recitals to this Agreement.

                  "MERGER SUB" shall have the meaning specified in the preamble to this Agreement.

                  "MERGER SUB COMMON STOCK" shall have the meaning specified in
Section 3.01(c).

                  "MULTIEMPLOYER PLAN" shall have the meaning specified in
Section 4.09(b).

                  "MULTIPLE EMPLOYER PLAN" shall have the meaning specified in
Section 4.09(b)

                  "NACT" shall have the meaning specified in the recitals to this Agreement.

                  "NASDAQ" shall mean The Nasdaq Stock Market National Market.

                  "PARENT" shall have the meaning specified in the preamble to this Agreement.

                  "PARENT 1997 10-K" shall have the meaning specified in Section 5.02.

                  "PARENT AFFILIATE AGREEMENT" shall have the meaning specified in Section 7.03(b).

                  "PARENT BENEFIT PLANS" shall have the meaning specified in
Section 5.09(a).

                  "PARENT COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of Parent.

                  "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement and forming a part hereof.

                  "PARENT FAIRNESS OPINION" shall mean the written opinion of Robinson-Humphrey delivered to the board of directors of Parent and WAG (i) to the effect that the consideration to be paid in the Merger is fair, from a financial point of view, to Parent and WAG, and (ii) which has been authorized by Robinson-Humphrey for inclusion in the Proxy Statement.

                  "PARENT LICENSES" shall have the meaning specified in Section 5.14.

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean (i) prior to the consummation of the Holding Company Reorganization, any change in or effect on the business of WAG and the Parent Subsidiaries that is, or would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of WAG and the Parent Subsidiaries taken as a whole, other than any change or effect relating to this Agreement or the transactions contemplated hereby or the announcement thereof and (ii) after the consummation of the Holding Company

Reorganization, any change in or effect on the business of Parent and the Parent Subsidiaries that is, or would reasonably be expected to be, materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries taken as a whole, other than any change or effect relating to this Agreement or the transactions contemplated hereby or the announcement thereof.

                  "PARENT MATERIAL CONTRACT" shall have the meaning specified in
Section 5.11.

                  "PARENT PERMITS" shall have the meaning specified in Section 5.06(a).

                  "PARENT REPORTS" shall have the meaning specified in Section 5.07(a).

                  "PARENT STOCKHOLDERS' MEETING" shall have the meaning specified in Section 7.01(a).

                  "PARENT STOCK PLANS" shall mean WAG's 1991 Stock Option Plan, WAG's 1998 Incentive Compensation Plan, WAG's Outside Directors' Warrant Plan, and WAG's Directors Warrant Incentive Plan, all of which are to be assumed by Parent upon consummation of the Holding Company Reorganization.

                  "PARENT SUBSIDIARIES" shall have the meaning specified in
Section 5.01.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "PRESURRENDER DIVIDENDS" shall have the meaning specified in
Section 3.02.

                  "PRINCIPAL STOCKHOLDER" shall have the meaning specified in the recitals hereto.

                  "PROXY STATEMENT" shall have the meaning specified in Section 7.01(a).

                  "REGISTRATION STATEMENT" shall have the meaning specified in
Section 7.01(a).

                  "REPRESENTATIVES" shall have the meaning specified in Section 6.04(a).

                  "RESTRAINTS" shall have the meaning specified in Section 8.01(c).

                  "RESURGENS TRANSACTION" shall mean the pending acquisition by WAG and Parent of (i) Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of May 12, 1998 to which WAG, Parent, RCG and certain other persons are parties, and (ii) Cherry

Communications U.K. Limited ("Cherry U.K.") pursuant to that certain Share Exchange Agreement and Plan of Reorganization dated as of May 12, 1998 to which WAG, Parent, the sole shareholder of Cherry U.K. and Cherry U.K. are parties.

                  "RIGHTS" shall have the meaning specified in Section 3.01(a).

                  "RIGHTS AGREEMENT" shall have the meaning specified in Section 4.03.

                  "ROBINSON-HUMPHREY" shall mean The Robinson-Humphrey Company, LLC.

                  "RULE 145 AFFILIATE" shall mean, with respect to any specified person, any other persons who are "affiliates" of such specified person within the meaning of rule 145 (c) or (d) promulgated under the Securities Act.

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "STOCKHOLDERS PROXY AGREEMENT" shall have the meaning specified in the recitals to this Agreement.

                  "SUBSIDIARY" shall mean, with respect to any person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "SUPERIOR PROPOSAL" shall have the meaning specified in
Section 6.06.

                  "SURVIVING CORPORATION" shall have the meaning specified in
Section 2.01.

                  "TAXES" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  "TERMINATING COMPANY BREACH" shall have the meaning specified in Section 9.01(g).

                  "TERMINATING PARENT BREACH" shall have the meaning specified in Section 9.01(h).

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.

                  "WAG COMMON STOCK" shall mean the Common Stock, par value $0.01 per share, of WAG.


                                   ARTICLE II

                                   THE MERGER

         SECTION 2.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "SURVIVING CORPORATION"). Parent may, with the Company's consent (which will not be unreasonably withheld), elect to amend this Agreement to provide for a merger of the Company with and into Merger Sub or Parent or one or more other affiliates of Parent (an "ALTERNATIVE MERGER"); provided, however, that (i) any such Alternative Merger shall not alter or change the amount or kind of consideration to be issued to holders of Company Capital Stock or Company Stock Options as provided for in this Agreement, (ii) any such Alternative Merger shall not adversely affect the tax or accounting treatment provided for herein and shall not materially delay consummation of the transactions contemplated hereby, (iii) in the event of any such election, the Company shall have the opportunity to update the Company Disclosure Schedule to reflect additional items that are required to be set forth therein only as a result of any differences between the Alternative Merger structure and that of the Merger and (iv) Parent shall waive any failure to satisfy Section 8.03(a) or 8.03(b) to the extent such non-compliance results only from any differences between the Alternative Merger structure and that of the Merger.

         SECTION 2.02. Closing. Unless this Agreement shall have been terminated and the Merger shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three business days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at such location as is agreed to by the parties hereto, unless another date is agreed to by the Company and Parent.

         SECTION 2.03. Effective Time. At the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the Delaware General Corporation Law (the date and time of such filing, or such later time as may be agreed by the parties hereto and specified in the Certificate of Merger, being the "EFFECTIVE TIME").

         SECTION 2.04. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Delaware General Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         SECTION 2.05. Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by the Company and Parent prior to the Effective Time, at the Effective Time:

                  (a) the certificate of incorporation and bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended as provided by Law and such certificate of incorporation or bylaws;

                  (b) the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until their successors are elected or appointed and qualified or until their resignation or removal.


                                   ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         SECTION 3.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

                  (a) Each share of Company Common Stock (together with the right to purchase one-hundredth (1/100th) of a share of Company Preferred Stock (the "RIGHTS")) issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to Section 3.01(b)) and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for that number of shares of WAG Common Stock (the "COMMON EXCHANGE RATIO") equal to the quotient of (i) $17.00 divided by (ii) the Closing Date

         Market Price; provided, however, that (x) if the Closing Date Market Price is less than $29.00, then the Common Exchange Ratio shall be equal to .5862, and (y) if the Closing Date Market Price is more than $36.00, then the Common Exchange Ratio shall be equal to .4722;

                  (b) Each share of Company Capital Stock held in the treasury of the Company and each share of Company Capital Stock owned by WAG or Parent (in each case, together with any Rights) or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto; and

                  (c) Each share of common stock, par value $0.01 per share, of Merger Sub ("MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall forthwith cease to exist and shall be converted into and become exchangeable for one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

         SECTION 3.02. Exchange of Shares Other than Treasury Shares. Subject to the terms and conditions hereof, at or prior to the Effective Time, WAG shall appoint an exchange agent reasonably acceptable to the Company to effect the exchange of shares of Company Common Stock for WAG Common Stock, in accordance with the provisions of this Article III (the "EXCHANGE AGENT"). From time to time after the Effective Time, WAG shall deposit, or cause to be deposited, certificates representing WAG Common Stock for conversion of shares of Company Common Stock, in accordance with the provisions of Section 3.01 (such certificates, together with any dividends or distributions with respect thereto, being herein referred to as the "EXCHANGE FUND"). Commencing immediately after the Effective Time and until the appointment of the Exchange Agent shall be terminated, each holder of a certificate or certificates theretofore representing shares of Company Common Stock may surrender the same to the Exchange Agent and, after the appointment of the Exchange Agent shall be terminated, any such holder may surrender any such certificate to WAG. Such holder shall be entitled upon such surrender to receive in exchange therefor a certificate or certificates representing the number of full shares of WAG Common Stock into which the shares of Company Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and any such shares of WAG Common Stock shall be deemed to have been issued at the Effective Time. Until so surrendered and exchanged, each outstanding certificate which, prior to the Effective Time, represented issued and outstanding shares of Company Common Stock shall be deemed for all corporate purposes of WAG, other than the payment of dividends and other distributions, if any, to evidence ownership of the number of full shares of WAG Common Stock into which the shares of Company Common Stock theretofore represented thereby shall have been converted at the Effective Time. Unless and until any such certificate theretofore representing shares of Company Common Stock is so surrendered, no dividend or other distribution, if any, payable to the holders of record of WAG Common Stock as of any date subsequent to the Effective Time shall be paid to the holder of such certificate in respect thereof. Upon the surrender of any such certificate theretofore representing shares of Company Common Stock, however, the record holder of the certificate or certificates representing shares of WAG Common Stock issued in exchange therefor shall receive from the Exchange Agent or from WAG, as the case may be, (i) payment of the amount of dividends and other distributions, if any, which as of any date subsequent to the Effective Time and until such surrender shall have become payable with respect to such number of shares of WAG Common Stock ("PRESURRENDER DIVIDENDS") and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of WAG Common Stock. No interest shall be payable with respect to the payment of Presurrender Dividends upon the surrender of certificates theretofore representing shares of Company Common Stock. After the appointment of the Exchange Agent shall have been terminated, such holders of WAG Common Stock which have not received payment of Presurrender Dividends shall look only to WAG for payment thereof. Notwithstanding the foregoing provisions of this Section 3.02, risk of loss and title to such certificates representing shares of Company Common Stock shall pass only upon proper delivery of such certificates to the Exchange Agent, and neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Capital Stock for any WAG Common Stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law or to a transferee pursuant to Section 3.03. References in this Section 3.02 to Company Common Stock shall be deemed to include the associated Rights.

         SECTION 3.03. Stock Transfer Books. (a) At the Effective Time, each of the stock transfer books of the Company with respect to shares of Company Common Stock shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of the Company, at the Effective Time, a certificate or certificates representing the number of full shares of WAG Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04, and a cash payment in the amount of Presurrender Dividends, if any, in accordance with Section 3.02, if the certificate or certificates representing such shares of Company Capital Stock is or are surrendered as provided in Section 3.02, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

                  (b) Notwithstanding anything to the contrary herein, certificates surrendered for exchange by any person constituting a Rule 145 Affiliate of the Company shall not be exchanged until Parent shall have received from such person an executed Company Affiliate Agreement, as provided in Section 7.03.

         SECTION 3.04. No Fractional Share Certificates. Unless WAG otherwise determines, no scrip or fractional share certificates for WAG Common Stock shall be issued upon the surrender for exchange of certificates evidencing shares of Company Capital Stock, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of WAG or of the Surviving Corporation with respect to such fractional share interest. In lieu of fractional shares, each holder of shares of Company Common Stock who, except for the provisions of this Section 3.04, would be entitled to receive a fractional share of WAG Common Stock shall, upon surrender of the certificate or certificates representing shares of Company Common Stock, be entitled to receive an amount in cash (rounded to the nearest whole cent), without interest, equal to the product obtained by multiplying (a) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Capital Stock held at the Effective Time by such holder) by
(b) the closing price for a share of WAG Common Stock reported on Nasdaq on the first business day immediately prior to the Effective Time. At or prior to the Effective Time, Parent shall pay to the Exchange Agent an amount in cash (the "CASH DEPOSIT") sufficient for the Exchange Agent to pay each holder of Company Common Stock the amount of cash in lieu of fractional shares to which such holder is entitled pursuant to this Section 3.04. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding, to such holders of Company Common Stock, subject to and in accordance with the terms of Section 3.02. In no event shall either (i) the total cash consideration paid to holders of Company Common Stock in lieu of fractional shares exceed one percent (1%) of the value of the total consideration issued to holders of Company Common Stock in exchange for their Company Capital Stock or (ii) any record holder of Company Common Stock, directly or indirectly, receive cash in an amount equal to or greater than the value of one full share of WAG Company Stock.

         SECTION 3.05. Options to Purchase Company Common Stock. At the Effective Time, each option granted by the Company to purchase shares of Company Common Stock (each, a "COMPANY STOCK OPTION") which is outstanding and unexercised immediately prior to the Effective Time shall be assumed by WAG and converted into an option to purchase shares of WAG Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except to the extent that such terms, conditions and restrictions may be altered in accordance with their terms as a result of the Merger, including vesting as such shall (except as provided in Section 6.01(b)) be accelerated at the Effective Time pursuant to the terms of such Company Stock Options):

                  (a) the number of shares of WAG Common Stock to be subject to the new option shall be equal to the product of (i) the number of shares of Company Common Stock subject to the original option and (ii) the Common Exchange Ratio;

                  (b) the exercise price per share of Parent Common Stock under the new option shall be equal to the quotient of (i) the exercise price per share of Company Common Stock under the original option divided by
         (ii) the Common Exchange Ratio; and

                  (c) upon each exercise of options by a holder thereof, the aggregate number of shares of WAG Common Stock deliverable upon such exercise shall be rounded, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up, if necessary, to the nearest cent.

The adjustments provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

         SECTION 3.06. Certain Adjustments. If between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or WAG Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, then the exchange ratios established pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to the holders of Company Capital Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase. In the event the Holding Company Reorganization is consummated prior to the Effective Time, all references in this Article III to WAG and to WAG Common Stock shall be deemed to be references to Parent and Parent Common Stock, respectively.

         SECTION 3.07. Undistributed Amounts. Any portion of the Exchange Fund or the Cash Deposit which remains undistributed for six months after the Effective Time shall be delivered to WAG, and any holder of Company Common Stock who has not theretofore complied with the provisions of this Article III shall thereafter look only to WAG for satisfaction of their claims for WAG Common Stock or any cash in lieu of fractional shares of WAG Common Stock and any Presurrender Dividends.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent and Merger Sub that:

         SECTION 4.01. Organization and Qualification; Subsidiaries. (a) The Company and each directly and indirectly owned subsidiary of the Company (the "COMPANY SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Section 4.01 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Company Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Company Subsidiary and the percentage of each Company Subsidiary's outstanding capital stock or other equity interests owned by the Company or another Company Subsidiary and (ii) an indication of whether each Company Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 4.01 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of the Company and the Company Subsidiaries, taken as a whole.

         SECTION 4.02. Certificate of Incorporation and Bylaws. The copies of the Company's certificate of incorporation and bylaws that are incorporated by reference as exhibits to the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (the "COMPANY 1997 10-K") are true, complete and correct copies thereof. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

         SECTION 4.03. Capitalization. The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock, 1,000,000 shares of which have been designated as Company Junior Common Stock, and 5,000,000 shares of preferred stock, 200,000 of which have been designated as Company Preferred Stock. As of the date hereof (i) 11,036,944 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock are held in the treasury of the Company, (iii) no shares of Company Common Stock are held by the Company Subsidiaries, (iv) 1,629,407 shares of Company Common Stock are reserved for future issuance pursuant to employee stock options or stock incentive rights granted under the Company Stock Plans, (v) 116,260 shares of Company Common Stock are reserved for future issuance pursuant to the Company's 1983 Employee Stock Purchase Plan and the Company's 1997 Foreign Employee Stock Purchase Plan (collectively, the "Company Stock Purchase Plans"), (vi) 200,000 shares of Company Preferred Stock are reserved for issuance pursuant to the Rights; and
(vii) no shares of Company Junior Common Stock are issued and outstanding. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans or pursuant to agreements or arrangements described in Section 4.03 of the Company Disclosure Schedule or in the Company Reports and other than the Rights, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Section 4.03 of the Company Disclosure Schedule sets forth a complete and correct list as of the date hereof of (w) the number of options to purchase Company Common Stock outstanding and the number of shares of Company Common Stock issuable thereunder, (x) the exercise price of each such outstanding stock option, (y) the vesting schedule of each such outstanding stock option and (z) the grantee or holder of each such option. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Section
4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Capital Stock or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Company's or such other Company Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.03 of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person. Prior to the execution and delivery of this Agreement, the Company has entered into Amendment No. 1 to that certain Rights Agreement dated as of February 19, 1997 between the Company and The First National Bank of Boston, a national banking association, as Rights Agent (the "RIGHTS AGREEMENT"), relating to the Rights to amend the definition of "Acquiring Person" set forth in Section 1 of the Rights Agreement.

         SECTION 4.04. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions (other than the approval of this Agreement and the Merger by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting and the filing and recordation of the Certificate of Merger as required by the Delaware General Corporation Law). This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (iii) except as set forth in Section 4.05(a) of the Company Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses
(ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by the Company with or notification by the Company to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of Nasdaq, state takeover laws, the premerger notification requirements of the HSR Act, if any, the filing and recordation of the Certificate of Merger as required by the Delaware General Corporation Law, and as set forth in Section 4.05(b) of the Company Disclosure Schedule, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, (A) to have a Company Material Adverse Effect or (B) to prevent or materially delay the performance by the Company of its obligations pursuant to this Agreement or the consummation of the Merger.

         SECTION 4.06. Permits; Compliance with Laws. The Company and the Company Subsidiaries are in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected or (ii) any Company Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth in Section 4.06(a) of the Company Disclosure Schedule, since August 31, 1997, neither the Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since August 31, 1997, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured or marketed at any time by the Company or any of the Company Subsidiaries (the "COMPANY PRODUCTS"), other than a Company Third Party Product (as defined below), is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and no senior executive officer of the Company or any of the Company Subsidiaries knows of any such defect or failure which has not been remedied or is in the process of being remedied. In the case of products which are produced or manufactured by third parties and are distributed by the Company or any of the Company Subsidiaries (the "COMPANY THIRD PARTY PRODUCTS"), to the knowledge of any of the senior executive officers of the Company or any of the Company Subsidiaries, since August 31, 1997, there have been no written notices, citations or decisions by any governmental or regulatory body that any Company Third Party Product distributed at any time by the Company or any of the Company Subsidiaries is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body, and none of the senior executive officers of the Company or any of the Company Subsidiaries knows of any such defect or failure which has not been remedied or is in the process of being remedied. The Company and each of the Company Subsidiaries (i) has complied with the laws, regulations, policies, procedures and specifications applicable to the Company with respect to the design, manufacture, testing and inspection of Company Products in the United States and the operation of manufacturing facilities in the United States promulgated by the United States Federal Communications Commission (the "FCC"), and (ii) has complied with the laws, regulations, policies, procedures and specifications applicable to the Company or such Company Subsidiary, as applicable, in any jurisdiction outside the United States with respect to the design, manufacture, testing and inspection of Company Products and the operation of manufacturing facilities outside of the United States, except in the case of clause (i) or (ii) for such non-compliance as would not have a Company Material Adverse Effect. Except as disclosed on Section 4.06(b) of the Company Disclosure Schedule, since August 31, 1997, there have been no recalls, field notifications or seizures ordered or, to the knowledge of any of the senior executive officers of the Company or any of its Subsidiaries, threatened by any such governmental or regulatory body with respect to any of the Company Products, other than Company Third Party Products, and neither the Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications. In the case of Company Third Party Products distributed by the Company or any of the Company Subsidiaries, neither the Company nor any of the Company Subsidiaries has received any notices or any recalls, field notifications or seizures ordered or threatened by any such governmental or regulatory body with respect to any of such Company Third Party Products, and neither the Company nor any of the Company Subsidiaries has independently engaged in recalls or field notifications.

                  (c) Except as set forth on Section 4.06(c)(i) of the Company Disclosure Schedule, the Company or one or more of the Company Subsidiaries has obtained, in all countries where the Company or such Company Subsidiary, as applicable, is marketing or has marketed the Company Products, all applicable licenses, registrations, approvals, clearances and authorizations required to be obtained by it by local, state or Federal agencies in such countries regulating the safety, effectiveness and market clearance of the Company Products in such countries that are currently marketed by the Company or such Company Subsidiary, as applicable, except where the failure to obtain such licenses, registrations, approvals, clearances and authorizations would not have a Company Material Adverse Effect. Section 4.06(c)(ii) of the Company Disclosure Schedule sets forth a list of all licenses, registrations, approvals, permits and device listings relating to Company Products. Section 4.06(c)(iii) of the Company Disclosure Schedule sets forth a description of all inspections by regulatory authorities, recalls, product actions and audits of Company Products since August 31, 1997.

         SECTION 4.07. SEC Filings; Financial Statements. (a) Except as disclosed in Section 4.07 of the Company Disclosure Schedule, the Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and Nasdaq since August 31, 1995 through the date of this Agreement (collectively and as amended, the "COMPANY REPORTS") and (B) with any other Governmental Entities, including state regulatory authorities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of Nasdaq, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (b) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 4.07 of the Company Disclosure Schedule, no Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, Nasdaq, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports filed since August 31, 1997 was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of the Company and the consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and as permitted by Form 10-Q of the SEC).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of the Company and the Company Subsidiaries as reported in the Company Reports, including the notes thereto, none of the Company or any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since August 31, 1997 that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.08. Absence of Certain Changes or Events. Since August 31, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in Section 4.08 of the Company Disclosure Schedule or as disclosed in any Company Report filed since August 31, 1997 and prior to the date hereof, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which the Company and the Company Subsidiaries are involved, (ii) any event that would reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by the Company, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Capital Stock or any redemption, purchase or other acquisition of any of the Company's securities or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary except in the ordinary course of business consistent with past practice.

         SECTION 4.09. Employee Benefit Plans; Labor Matters. (a) Section 4.09(a) of the Company Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which the Company or any Company Subsidiary is a party, with respect to which the Company or any Company Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS) with respect to such Company Benefit Plan, (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Company Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) None of the Company Benefit Plans is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "MULTIEMPLOYER PLAN") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company or any Company Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a "MULTIPLE EMPLOYER PLAN"). None of the Company Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Company Subsidiary.

                  (c) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. Except as set forth in Section 4.09(c) of the Company Disclosure Schedule, with respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Company Benefit Plans, ERISA, the Code or any other applicable Law which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No legal action, suit or claim is pending or, to the knowledge of the Company, threatened with respect to any Company Benefit Plan (other than claims for benefits in the ordinary course).

                  (d) Except as disclosed in Section 4.09(d) of the Company Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a

Company Material Adverse Effect: (i) each Company Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by the Company or any Company Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; (iv) neither the Company nor any Company Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Company Benefit Plan; (vi) no Company Benefit Plan is subject to Title IV of ERISA; (vii) none of the assets of the Company or any Company Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; neither the Company nor any Company Subsidiary has been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (viii) all contributions, premiums or payments required to be made with respect to any Company Benefit Plan have been made on or before their due dates; and (ix) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance.

                  (e) Except as set forth in Section 4.09(e) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any Company Subsidiary and no collective bargaining agreement is being negotiated by the Company or any Company Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any Company Subsidiary, except where such dispute, strike or work stoppage would not reasonably be expected to have a Company Material Adverse Effect. As of the date of this Agreement, to the knowledge of the Company, there is no charge or complaint against the Company or any Company Subsidiary pending before the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to have a Company Material Adverse Effect.

                  (f) The Company has delivered or made available to Parent true, complete and correct copies of (i) all employment agreements with officers and all consulting agreements of the Company and each Company Subsidiary providing for annual compensation in excess of $100,000, (ii) all severance plans, agreements, programs and policies of the Company and each Company Subsidiary with or relating to their respective employees or consultants, and
(iii) all plans, programs, agreements and other arrangements of the Company and each Company Subsidiary with or relating to their respective employees or consultants which contain "change of control" provisions.

         SECTION 4.10. Certain Tax Matters. Except as disclosed in the Company Reports, neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take any action that would reasonably be expected to prevent the Merger from constituting a transaction qualifying under
Section 368 of the Code. The Company is not aware of any agreement, plan or other circumstances that would reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

         SECTION 4.11. Contracts; Debt Instruments. Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole (each, a "COMPANY MATERIAL CONTRACT"). Except as disclosed in the Company Reports or in Section 4.11 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Set forth in Section 4.11 of the Company Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of the Company and its subsidiaries as described in the notes to the financial statements incorporated in the Company 1997 10-K.

         SECTION 4.12. Litigation. Except as disclosed in the Company Reports or in Section 4.12 of the Company Disclosure Schedule, there is no suit, claim or action or, to the knowledge of the Company, proceeding or investigation pending or threatened against the Company or any Company Subsidiary before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and, except as disclosed to Parent, to the knowledge of the Company, there are no existing facts or circumstances that would reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to Parent, the Company is not aware of any facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under policies issued to the Company and the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations for which the Company has a reasonable expectation of obtaining insurance coverage, except in any case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or as a result of the execution of this Agreement and consummation of transactions hereunder. Except as disclosed in the Company Reports or in Section
4.12 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.13. Environmental Matters. Except as disclosed in the Company Reports or in Section 4.13 of the Company Disclosure Schedule, or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of the Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither the Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company or any Company Subsidiary, in violation of any Environmental Law.

         SECTION 4.14. Intellectual Property. Except as set forth in Section
4.14 of the Company Disclosure Schedule, or as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect,
(i) the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of the Company and the Company Subsidiaries as currently conducted, free and clear of all liens, and (ii) the Company is unaware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. Section 4.14 of the Company Disclosure Schedule lists all material licenses, sublicenses and other agreements to which the Company or any Company Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of the Company or any Company Subsidiary or (ii) the Company or any Company Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap and software licenses) of a third party (collectively, the "Company Licenses"), and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. The material Company Licenses are valid and binding obligations of the Company, enforceable in accordance with their terms, and there are no material breaches or defaults thereunder. Except as set forth in
Section 4.14 of the Company Disclosure Schedule, the conduct of the respective businesses of the Company and the Company Subsidiaries as currently conducted does not infringe upon any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or copyright right of any third party that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any

Company Subsidiary that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

         SECTION 4.15. Taxes. Except as set forth in Section 4.15 of the Company Disclosure Schedule and except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and each of the Company Subsidiaries has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports have been or will be paid,
(iii) as of the date hereof, no deficiencies for any amount of Tax have been asserted or assessed by any taxing authority against the Company or any Company Subsidiary that are not adequately reserved for and (iv) the most recent financial statements contained in the Company Reports reflect an adequate reserve in accordance with U.S. GAAP for all taxes payable by the Company and the Company Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements. Within ten days after the date hereof, the Company and the Company Subsidiaries will make available to Parent or its legal counsel for inspection copies of all income and sales and use tax returns for all periods since the date of the Company's and the Company Subsidiaries' incorporation.

         SECTION 4.16. Rule 145 Affiliates. Section 4.16 of the Company Disclosure Schedule sets forth the name and address of each person who is, in the Company's reasonable judgment, a Rule 145 Affiliate of the Company.

         SECTION 4.17. Brokers. Except for Broadview, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

         SECTION 4.18. Certain Business Practices. None of the Company, any Company Subsidiary or any directors, officers, agents or employees of the Company or any Company Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         SECTION 4.19. Transaction Expenses. Section 4.19 of the Company Disclosure Schedule sets forth the Company's current, good faith, itemized estimate, as of the date of this Agreement, of the fees and expenses the Company will incur in connection with consummating the Merger and the other transactions contemplated hereby.

         SECTION 4.20. Interested Party Transactions. Except as set forth in
Section 4.20 of the Company Disclosure Schedule or in the Company Reports and except for transactions of the type described in the Company Reports which have occurred since August 1, 1997 in the ordinary course of business, since August 31, 1997, no executive officer, director or stockholder of the Company or any of the Company Subsidiaries has engaged in any business dealings with the Company or any of the Company Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

         SECTION 4.21. Charter Anti-takeover Provisions and State Takeover Statutes. The board of directors of the Company has approved by a majority of the Disinterested Directors (as defined in the Company's Certificate of Incorporation) the Merger, this Agreement, the Stockholders Proxy Agreement and the transactions contemplated hereby and thereby, and such approval is sufficient to render inapplicable to the Merger, this Agreement, the Stockholders Proxy Agreement, and the transactions contemplated hereby and thereby the provisions of the Company's Certificate of Incorporation requiring the supermajority approval of the Company's stockholders and the provisions of
Section 203 of the Delaware General Corporation Law. To the knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholders Proxy Agreement or the transactions contemplated hereby or thereby.

         SECTION 4.22. Opinion of Financial Advisor. The Company has received the Company Fairness Opinion.


                                    ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF WAG, PARENT AND MERGER SUB

         WAG, Parent and Merger Sub hereby jointly and severally represent and warrant to the Company that:

         SECTION 5.01. Organization and Qualification; Subsidiaries. WAG, Parent, Merger Sub and each other subsidiary of Parent or WAG (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. WAG, Parent, Merger Sub and each other Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  (b) Section 5.01 of the Parent Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Parent Subsidiary, together with (i) the jurisdiction of incorporation or organization of each Parent Subsidiary and the percentage of each Parent Subsidiary's outstanding capital stock or other equity interests owned by Parent or another Parent Subsidiary and (ii) an indication of whether each Parent Subsidiary is a "Significant Subsidiary" as defined in Regulation S-X under the Exchange Act. Except as set forth in Section 5.01 of the Parent Disclosure Schedule, neither Parent nor any Parent Subsidiary owns an equity interest in any partnership or joint venture arrangement or other business entity that is material to the financial condition, results of operations, business or prospects of Parent and the Parent Subsidiaries, taken as a whole.

         SECTION 5.02. Certificate of Incorporation and Bylaws. The copies of WAG's certificate of incorporation and bylaws that are incorporated by reference as exhibits to WAG's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "PARENT 1997 10-K") are true, complete and correct copies thereof. Parent has heretofore furnished the Company with true, complete and correct copies of the certificate of incorporation and bylaws of each of Parent and Merger Sub. Such certificates and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its certificate or bylaws.

         SECTION 5.03. Capitalization. The authorized capital stock of Parent consists of 40,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock. As of the date hereof (i) 1,000 shares of Parent Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and owned by WAG, and (ii) no shares of Parent Common Stock are held by the Parent Subsidiaries. As of the date hereof, there are no shares of preferred stock of Parent issued and outstanding. The authorized capital stock of WAG consists of 40,000,000 shares of WAG Common Stock and 10,000,000 shares of preferred stock. As of the date hereof, (i) 21,878,713 shares of WAG Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of WAG Common Stock are held in the treasury of WAG, (iii) no shares of WAG Common Stock are held by the Parent Subsidiaries,
(iv) 4,621,774 shares of WAG Common Stock are reserved for future issuance pursuant to stock options under the Parent Stock Plans, (v) 617,340 shares of WAG Common Stock are reserved for issuance pursuant to outstanding warrants to purchase shares of WAG Common Stock, and (vi) 3,105,485 shares of WAG Common Stock are reserved for issuance upon conversion of WAG's 4.5% Convertible Subordinated Notes due 2002. As of the date hereof, there are no shares of preferred stock of WAG issued and outstanding. Upon consummation of the Holding Company Reorganization, the Parent will succeed to the capitalization of WAG. Except for the shares of WAG Common Stock issuable pursuant to the Parent Stock Plans, the Holding Company Reorganization or the Resurgens Transaction or pursuant to agreements or arrangements described in Section 5.03 of the Parent Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which either WAG or Parent is a party or by which either WAG or Parent is bound relating to the issued or unissued capital stock of WAG, Parent, Merger Sub or any other Parent Subsidiary or obligating Parent, Merger Sub or any other Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, WAG, Parent, Merger Sub or any other Parent Subsidiary. All shares of WAG Common Stock subject to issuance (and all shares of Parent Common Stock upon consummation of the Holding Company Reorganization) as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as described in Section 5.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of WAG, Parent, Merger Sub or any other Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of WAG Common Stock, Parent Common Stock or any capital stock of any Parent Subsidiary. Each outstanding share of capital stock of each Parent Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share owned by WAG, Parent or another Parent Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on WAG's, Parent's or such other Parent Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever, except where the failure to own such shares free and clear would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.03 of the Parent Disclosure Schedule, there are no outstanding contractual obligations of WAG, Parent, Merger Sub or any other Parent Subsidiary to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person.

         SECTION 5.04. Authority Relative to this Agreement. WAG, Parent and Merger Sub have all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by WAG, Parent and Merger Sub and the consummation by WAG, Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of WAG, Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the approval of the issuance of the WAG Common Stock or the Parent Common Stock, as the case may be, pursuant to the Merger and the increase in the authorized WAG Common Stock or Parent Common Stock (after the Holding Company Reorganization) to 100,000,000 shares by the holders of a majority of the outstanding shares of WAG Common Stock, in the event that the Holding Company Reorganization shall not have been consummated by the time of the Parent Stockholders' Meeting, or Parent Common Stock, in the event that the Holding Company Reorganization shall have been so consummated, and the filing and recordation of the Certificate of Merger as required by the Delaware General Corporation Law). This Agreement has been duly executed and delivered by WAG, Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of WAG, Parent and Merger Sub, enforceable against WAG, Parent and Merger Sub in accordance with its terms.

         SECTION 5.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by WAG, Parent and Merger Sub do not, and the performance by

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



WAG, Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate or articles of incorporation, as the case may be, or bylaws of WAG, Parent or Merger Sub or any equivalent organizational documents of any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of WAG, Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (iii) except as set forth in Section 5.05(a) of the Parent Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of WAG, Parent, Merger Sub or any other Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by WAG, Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

                  (b) The execution and delivery of this Agreement by WAG, Parent and Merger Sub do not, and the performance by WAG, Parent and Merger Sub of their respective obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by WAG, Parent or Merger Sub with or notification by WAG, Parent or Merger Sub to, any Governmental Entity, except (i) pursuant to applicable requirements of the Exchange Act, the Securities Act, Blue Sky Laws, the rules and regulations of Nasdaq, state takeover laws, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the Delaware General Corporation Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not reasonably be expected, individually or in the aggregate, (A) to have a Parent Material Adverse Effect or (B) to prevent or materially delay the performance by WAG, Parent or Merger Sub of its obligations pursuant to this Agreement or the consummation of the Merger.

         SECTION 5.06. Permits; Compliance with Laws. WAG, Parent, Merger Sub and each other Parent Subsidiary is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for WAG, Parent, Merger Sub or any other Parent Subsidiary to own, lease and operate its properties or to store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "PARENT PERMITS"), except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent

Permits is pending or, to the knowledge of Parent or WAG, threatened, except where the failure to have, or the suspension or cancellation of, any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. None of WAG, Parent, Merger Sub or any other Parent Subsidiary is in conflict with, or in default or violation of,
(i) any Law applicable to WAG, Parent, Merger Sub or any other Parent Subsidiary or by which any property or asset of WAG, Parent, Merger Sub or any other Parent Subsidiary is bound or affected or (ii) any Parent Permits, except in the case of clauses (i) and (ii) for any such conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as set forth in Section 5.06(a) of the Parent Disclosure Schedule, since December 31, 1997, neither WAG or Parent nor any Parent Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws, except for written notices relating to possible conflicts, defaults or violations that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.07. SEC Filings; Financial Statements. (a) WAG has timely filed all forms, reports, statements and documents required to be filed by it
(A) with the SEC and Nasdaq since December 31, 1995 through the date of this Agreement (collectively and as amended, the "PARENT REPORTS") and (B) with any other Governmental Entities, including state regulatory authorities. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of Nasdaq, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (b) of this paragraph was prepared in all material respects in accordance with the requirements of applicable Law. Except as disclosed in Section 5.07(a) of the Parent Disclosure Schedule, no Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, Nasdaq, any other stock exchange or any other comparable Governmental Entity.

                  (b) Except as is provided in Section 5.07(b) of the Parent Disclosure Schedule, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports filed since December 31, 1997 was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which did not have and would not be reasonably expected to have, individually or in the aggregate, to have a Parent Material Adverse Effect and as permitted by Form 10-Q of the SEC).

                  (c) Except as and to the extent set forth or reserved against on the consolidated balance sheet of WAG and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, or as disclosed in Section 5.07(c) of the Parent Disclosure Schedule, none of WAG, Parent or any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 1997 that have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.08. Absence of Certain Changes or Events. Since December 31, 1997, except as contemplated by or as disclosed in this Agreement, as set forth in Section 5.08 of the Parent Disclosure Schedule or as disclosed in any Parent Report filed since December 31, 1997 and the date hereof, WAG, Parent and the Parent Subsidiaries have conducted their businesses only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Parent Material Adverse Effect, excluding any changes and effects resulting from changes in economic, regulatory or political conditions or changes in conditions generally applicable to the industries in which WAG, Parent and the Parent Subsidiaries are involved, (ii) any event that would reasonably be expected to prevent or materially delay the performance of its obligations pursuant to this Agreement and the consummation of the Merger by Merger Sub, (iii) any material change by WAG in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of WAG Common Stock or Parent Common Stock or any redemption, purchase or other acquisition of any of WAG's or Parent's securities, or (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Parent, WAG or any Parent Subsidiary except in the ordinary course of business consistent with past practice.

         SECTION 5.09. Employee Benefit Plans; Labor Matters. (a) With respect to all employee benefit plans (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which WAG, Parent or any Parent Subsidiary is a party, with respect to which WAG, Parent or any Parent Subsidiary has any obligation or which are maintained, contributed to or sponsored by WAG, Parent or any Parent Subsidiary for the benefit of any current or former employee, officer or director of WAG, Parent or any Parent Subsidiary (collectively, the "PARENT BENEFIT PLANS"), Parent has delivered or made available to the Company a true, complete and correct copy of (i) such Parent Benefit Plan and the most recent summary plan description related to such Parent Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Parent Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Parent Benefit Plan,
(iv) the most recent actuarial report or financial statement relating to such Parent Benefit Plan and (v) the most recent determination letter issued by the IRS with respect to such Parent Benefit Plan, if it is qualified under Section 401(a) of the Code. Neither WAG, Parent nor any Parent Subsidiary has any express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Parent Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) None of the Parent Benefit Plans is a Multiemployer Plan or a Multiple Employer Plan. None of the Parent Benefit Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of WAG, Parent or any Parent Subsidiary.

                  (c) Each Parent Benefit Plan has been administered in all material respects in accordance with its terms and all contributions required to be made under the terms of any of the Parent Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date of this Agreement. With respect to the Parent Benefit Plans, no event has occurred and, to the knowledge of WAG or Parent, there exists no condition or set of circumstances in connection with which WAG, Parent or any Parent Subsidiary could be subject to any liability under the terms of such Parent Benefit Plans, ERISA, the Code or any other applicable Law which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No legal action, suit or claim is pending or, to WAG's and Parent's knowledge, threatened with respect to any Parent Benefit Plan (other than claims for benefits in the ordinary course).

                  (d) Other than as disclosed in Section 5.09(d) of the Parent Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (i) each Parent Benefit Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Parent Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter from the IRS to adversely affect the qualified status of any such Parent Benefit Plan or the exempt status of any such trust; (ii) each trust maintained or contributed to by WAG, Parent or any Parent Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and no fact or event has occurred since the date of such determination by the IRS to adversely affect such qualified or exempt status; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Parent Benefit Plan; (iv) neither WAG, Parent nor any Parent Subsidiary has incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under

Section 502 of ERISA, and no fact or event exists which could give rise to any such liability; (v) no complete or partial termination has occurred within the five years preceding the date hereof with respect to any Parent Benefit Plan;
(vi) no reportable event (within the meaning of Section 4043 of ERISA) has occurred or is expected to occur with respect to any Parent Benefit Plan subject to Title IV of ERISA; (vii) no Parent Benefit Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Parent Benefit Plan; (viii) none of the assets of WAG, Parent or any Parent Subsidiary is the subject of any lien arising under Section 302(f) of ERISA or
Section 412(n) of the Code; neither WAG, Parent nor any Parent Subsidiary has been required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code; and no fact or event exists which could give rise to any such lien or requirement to post any such security; (ix) all contributions, premiums or payments required to be made with respect to any Parent Benefit Plan have been made on or before their due dates; (x) all such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists which could give rise to any such challenge or disallowance; and (xi) as of the Effective Time, no Parent Benefit Plan which is subject to Title IV of ERISA will have an "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (e) Except as set forth in Section 5.09(e) of the Parent Disclosure Schedule, neither WAG or Parent nor any Parent Subsidiary is a party to any collective bargaining or other labor union contract applicable to persons employed by WAG, Parent or any Parent Subsidiary and no collective bargaining agreement is being negotiated by WAG, Parent or any Parent Subsidiary. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against WAG, Parent or any Parent Subsidiary pending or, to the knowledge of WAG or Parent, threatened which may interfere with the respective business activities of WAG, Parent or any Parent Subsidiary, except where such dispute, strike or work stoppage would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, to the knowledge of WAG or Parent, there is no charge or complaint against WAG, Parent or any Parent Subsidiary pending before the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except where such unfair labor practice, charge or complaint would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.10. Certain Tax Matters. Except as disclosed in the Parent Reports, neither WAG or Parent nor, to the knowledge of WAG or Parent, any of its affiliates has taken or agreed to take any action that would reasonably be expected to prevent the Merger from constituting a transaction qualifying under
Section 368 of the Code. Neither WAG nor Parent is aware of any agreement, plan or other circumstances that would reasonably be expected to prevent the Merger from so qualifying under Section 368 of the Code.

         SECTION 5.11. Contracts; Debt Instruments. Except as disclosed in the Parent Reports or in Section 5.11 of the Parent Disclosure Schedule, there is no contract or agreement that is material to the business, financial condition or results of operations of WAG, Parent and the

Parent Subsidiaries taken as a whole (each, a "PARENT MATERIAL CONTRACT"). Except as disclosed in the Parent Reports, neither WAG or Parent nor any Parent Subsidiary is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice would reasonably be expected to cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture or lease, or any other contract, license, agreement, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Set forth in
Section 5.11 of the Parent Disclosure Schedule is a description of any material changes to the amount and terms of the indebtedness of WAG, Parent and the Parent Subsidiaries as described in the notes to the financial statements incorporated in the Parent 1997 10-K.

         SECTION 5.12. Litigation. Except as disclosed in the Parent Reports or in Section 5.12 of the Parent Disclosure Schedule, there is no suit, claim or action or, to the knowledge of WAG or Parent, proceeding or investigation pending or threatened against WAG, Parent or any Parent Subsidiary before any Governmental Entity that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, and, except as disclosed to the Company, to the knowledge of WAG or Parent, there are no existing facts or circumstances that would reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Except as disclosed to the Company, neither WAG nor Parent is aware of any facts or circumstances which would reasonably be expected to result in the denial of insurance coverage under policies issued to WAG, Parent and the Parent Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or as a result of the execution of this Agreement and consummation of transactions hereunder. Except as disclosed in the Parent Reports, neither WAG or Parent nor any Parent Subsidiary is subject to any outstanding order, writ, injunction or decree which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.13. Environmental Matters. Except as disclosed in the Parent Reports or as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) WAG, Parent and the Parent Subsidiaries are in compliance with all applicable Environmental Laws; (ii) all past noncompliance of WAG, Parent or any Parent Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability; and (iii) neither WAG or Parent nor any Parent Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by WAG or Parent or any Parent Subsidiary in violation of any Environmental Law.

         SECTION 5.14. Intellectual Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) WAG, Parent and the Parent Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent applications, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights and copyright registrations and applications, copyright rights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the respective businesses of WAG, Parent and the Parent Subsidiaries as currently conducted, free and clear of all liens, and (ii) neither WAG nor Parent is aware of any assertion or claim challenging the ownership, use or validity of any of the foregoing. Section 5.14 of the Parent Disclosure Schedule lists all material licenses, sublicenses and other agreements to which WAG, Parent or any Parent Subsidiary is a party and pursuant to which (i) any third party is authorized to use any intellectual property right of WAG, Parent or any Parent Subsidiary or (ii) WAG, Parent or any Parent Subsidiary is authorized to use any intellectual property rights (other than pursuant to shrink-wrap and software licenses) of a third party (collectively, the "Parent Licenses"), and includes the identity of all parties thereto, a description of the nature and subject matter thereof, the royalty provisions, if any, therein and the term thereof. The material Parent Licenses are valid and binding obligations of Parent, enforceable in accordance with their terms, and there are no material breaches or defaults thereunder. Except as set forth in
Section 5.14 of the Parent Disclosure Schedule, the conduct of the respective businesses of WAG, Parent and the Parent Subsidiaries as currently conducted does not infringe upon any patent, patent right, trademark, trademark right, trade dress, trade name, trade name right, service mark, copyright or copyright right of any third party that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of WAG or Parent, there are no infringements of any proprietary rights owned by or licensed by or to WAG, Parent or any Parent Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         SECTION 5.15. Taxes. Except as set forth in Section 5.15 of the Parent Disclosure Schedule and except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, (i) WAG, Parent, Merger Sub and each other Parent Subsidiary has timely filed or shall timely file all returns and reports required to be filed by it with any taxing authority, taking into account any extension of time to file granted to or obtained on behalf of WAG, Parent, Merger Sub and the other Parent Subsidiaries, (ii) all Taxes shown to be payable on such returns or reports have been or will be paid, (iii) as of the date hereof, no deficiency for any amount of Tax has been asserted or assessed by a taxing authority against WAG, Parent, Merger Sub or any other Parent Subsidiary that have been adequately reserved for, and (iv) the most recent financial statements contained in the Parent Reports reflect an adequate reserve in accordance with U.S. GAAP for all Taxes payable by WAG, Parent, Merger Sub and the other Parent Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

         SECTION 5.16. Brokers. Except for Robinson-Humphrey, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of WAG or Parent.

         SECTION 5.17. Certain Business Practices. None of WAG, Parent, any Parent Subsidiary or any directors, officers, agents or employees of WAG, Parent or any Parent Subsidiary (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) consummated any transaction, made any payment, entered into any agreement or arrangement or taken any other action in violation of Section 1128B(b) of the Social Security Act, as amended, or (iv) made any other unlawful payment.

         SECTION 5.18. Opinion of Financial Advisor. Parent and WAG have received the Parent Fairness Opinion.

         SECTION 5.19. Interested Party Transactions. Except as set forth in
Section 5.19 of the Parent Disclosure Schedule or in the Parent Reports, since December 31, 1997, no executive officer, director or stockholder of Parent or WAG or any of the Parent Subsidiaries has engaged in any business dealings with Parent or WAG or any of the Parent Subsidiaries (other than any such business dealings that would not required to be disclosed in a proxy statement satisfying the requirements of Regulation 14A promulgated under the Exchange Act filed on the date hereof).

         SECTION 5.20. Ownership of Company Capital Stock. Except for the Stockholders Proxy Agreement, none of WAG, Parent, or to WAG's or Parent's knowledge, any of their affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of Company Capital Stock.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.01. Conduct of Business by the Company Pending the Closing. The Company agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless Parent shall otherwise agree in writing, (x) the respective businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except as set forth in Section 6.01 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of,
         (i) any shares of capital stock of the Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including any phantom interest), of the Company or any Company Subsidiary except (A) pursuant to the Rights Agreement, (B) pursuant to the Company Stock Purchase Plans, (C) for issues of Company Common Stock pursuant to options outstanding on the date hereof and disclosed as such pursuant to
         Section 4.03 and (D) for employee stock option grants to non- executive officers and directors of the Company; provided, however, that (v) such grants are at fair market value, at a level consistent with past practice and have vesting schedules consistent with past practice, (w) Parent has received notice of the Company's intention to grant such options, (x) the aggregate amount of such granted options does not exceed 150,000 shares of Company Common Stock, (y) no person shall receive a grant in excess of 7,000 shares of Company Common Stock and
         (z) the vesting of such granted options shall not be accelerated as a result of the Merger, or (ii) any material property or assets of the Company or any Company Subsidiary, except in the ordinary course of business;

                  (c) (i) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) except for borrowings under existing credit facilities, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Company Material Contract (other than the Rights Agreement) or enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole; or (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that have been budgeted for fiscal year 1998 and disclosed to Parent or capital expenditures that are not, in the aggregate, in excess of $750,000 for the Company and the Company Subsidiaries taken as a whole;

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to the Company or any other Company Subsidiary;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except pursuant to cashless exercise of stock options;

                  (f) amend or change the period (or permit any acceleration, amendment or change not required by the terms of any of the Company Stock Plans) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  (g) increase the compensation payable or to become payable to, or pay or enter into any agreement or understanding to pay any bonus to, its directors, officers, consultants or employees (other than increases in compensation for non-officer employees that are in the ordinary course of business consistent with past practice and the payment of bonuses to non-officer employees that are in the ordinary course of business consistent with past practice, provided that Parent has received notice of the Company's intention to implement such increase), or grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company or any Company Subsidiary who is not currently entitled to such benefits from the Merger or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company or any Company Subsidiary, except to the extent required by applicable Law or the terms of a collective bargaining agreement;

                  (h) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (i) take any action to change accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by U.S.
         GAAP;

                  (j) make any tax election or settle or compromise any material Federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the ordinary course of business consistent with past practice and those for which specific reserves have been recorded on the consolidated balance sheet of the Company and the consolidated the Company Subsidiaries dated as of August 31, 1997 included in the Company 1997 10-K and only to the extent of such reserves;

                  (k) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, other than any such transactions or payments pursuant to the agreements set forth on Section 6.01(m) of the Company Disclosure Schedule, any affiliate of the Company or of any Principal Stockholder other than compensation and benefits in the ordinary course of business;

                  (l) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368 of the Code; or

                  (m) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from consummating the Merger or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.02. Conduct of Business by WAG and Parent Pending the Closing. Each of WAG and Parent agrees that, between the date of this Agreement and the Effective Time, except (i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) subject to paragraph (e) below, for any actions taken by WAG or Parent relating to any other acquisitions or business combinations (including the Holding Company Reorganization and the Resurgens Transaction) or
(iii) as expressly contemplated by any other provision of this Agreement, unless the Company shall otherwise agree in writing, (x) the respective businesses of WAG, Parent and the Parent Subsidiaries shall be conducted only in, and WAG, Parent and the Parent Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and (y) WAG and Parent shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of WAG, Parent and the Parent Subsidiaries and to preserve the current relationships of WAG, Parent and the Parent Subsidiaries with such of the corporate partners, customers, suppliers and other persons with which WAG, Parent or any Parent Subsidiary has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, except (i) as set forth in Section 6.02 of the Parent Disclosure Schedule, (ii) subject to paragraph (e) below, for any actions taken by WAG or Parent relating to any other acquisitions or business combinations (including the Holding Company Reorganization and the Resurgens Transaction) or (iii) as expressly contemplated by any other provision of this Agreement, neither WAG or Parent nor any Parent Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any

         Parent Subsidiary may pay dividends or make other distributions to Parent or any other Parent Subsidiary;

                  (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (d) sell, transfer, license, sublicense or otherwise dispose of any material assets;

                  (e) acquire (other than in connection with the Holding Company Reorganization and the Resurgens Transaction) or enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless upon advice of counsel such transaction would not reasonably be expected to materially delay or impede the consummation of the Merger;

                  (f) knowingly take any action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368 of the Code; or

                  (g) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of WAG, Parent or Merger Sub contained in this Agreement untrue or incorrect in any material respect or prevent WAG, Parent or Merger Sub from performing or cause WAG, Parent or Merger Sub not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

         SECTION 6.03. Notices of Certain Events. Each of Parent, WAG and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting WAG, Parent, the Company, the Parent Subsidiaries or the Company Subsidiaries that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract or Parent Material Contract; and (v) any change that would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect or to delay or impede the ability of either the Company or Parent (or WAG) to perform its obligations pursuant to this Agreement and to effect the consummation of the Merger.

         SECTION 6.04. Access to Information; Confidentiality. (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which WAG, Parent or the Company or any of the Parent Subsidiaries or the Company Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this

Agreement to the Effective Time, WAG and Parent shall (and shall cause the Parent Subsidiaries to) and the Company shall (and shall cause the Company Subsidiaries to) (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its and its subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.04 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.04.

         SECTION 6.05. No Solicitation of Transactions. The Company shall not, directly or indirectly, and shall instruct its officers, directors, employees, subsidiaries, agents or advisors or other representatives (including any investment banker, attorney or accountant retained by it), not to, directly or indirectly, solicit, initiate or knowingly encourage (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer (including any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any Company Subsidiary, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any Company Subsidiary, to take any such action; provided, however, that (i) nothing contained in this Section 6.05 shall prohibit the board of directors of the Company from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this Section 6.05, (ii) with regard to such an offer, after receiving the advice of outside counsel, the board of directors of the Company determines in good faith that it is highly probable that failing to do so would violate its fiduciary duties, nothing contained in this Section 6.05 shall prohibit the board of directors of the Company from considering and negotiating (including furnishing nonpublic information) an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this Section 6.05, (B) if executed or consummated would be a Competing Transaction and (C) is not subject to financing or financing is, in the good faith judgment of the board of directors of the Company after consultation with its financial advisors, highly likely of being obtained by such third party, or (iii) if after receiving the advice of outside counsel, the board of directors of the Company determines in good faith that it is highly probable that failing to do so would violate its fiduciary duties, nothing contained in this Section 6.05 shall prohibit the board of directors of the Company from approving or recommending to the stockholders of the Company an unsolicited bona fide written acquisition proposal which (A) was not received in violation of this Section 6.05, (B) if executed or consummated would be a Competing

Transaction, (C) is not subject to financing or financing is, in the good faith judgment of the board of directors of the Company after consultation with its financial advisors, highly likely of being obtained by such third party and (D) the board of directors of the Company determines in good faith, after advice of its financial advisor to such effect, is more favorable to the Company's stockholders than the transaction contemplated by this Agreement (any such acquisition proposal, a "SUPERIOR PROPOSAL"). The Company shall notify Parent promptly, and in no event later than one day after receipt, if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. Subject to the fiduciary duties of the Board of Directors of the Company, the Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party. The Company shall use its best efforts to ensure that its officers, directors, employees, subsidiaries, agents and advisors or other representatives (including any investment banker, attorney or accountant retained by it) are aware of the restrictions described in this
Section 6.05.

         SECTION 6.06. Letters of Accountants. Each of the Company and Parent shall use all reasonable efforts to cause to be delivered to the other "comfort" letters of each of Ernst & Young LLP and Price Waterhouse LLP, respectively, each such letter dated and delivered as of the date the Registration Statement shall have become effective and as of the Effective Time, and addressed to Parent and the Company, respectively, in form reasonably satisfactory to the recipient thereof and reasonably customary in scope and substance for letters delivered by independent public accountants in connection with mergers such as the Merger contemplated hereby.

         SECTION 6.07. Subsequent Financial Statements. Prior to the Effective Time, each of the Company and Parent (or WAG if the Holding Company Reorganization has not yet been consummated) (i) shall consult with the other prior to making publicly available its financial results for any period and (ii) shall consult with the other prior to the filing of, and shall timely file with the SEC, each Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Report on Form 8-K required to be filed by such party under the Exchange Act and shall promptly deliver to the other copies of each such report filed with the SEC.

         SECTION 6.08. Control of Operations. Nothing contained in this Agreement shall give Parent and/or WAG, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent (and
WAG) and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         SECTION 6.09. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by WAG, Parent, Merger Sub, the Company or the Surviving Corporation or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of Nasdaq, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and giving due consideration to their views with respect thereto. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without prior consultation of the other parties hereto, and due consideration of such parties' views with respect thereto.

                  (b) Each of the parties hereto shall promptly give (or cause their respective subsidiaries to give) any notices regarding the Merger, this Agreement or the transactions contemplated hereby or thereby to third parties required under applicable Law or by any contract, license, lease or other agreement to which it or any of its subsidiaries is bound, and use, and cause its subsidiaries to use, all reasonable efforts to obtain any third party consents required under any such contract, license, lease or other agreement in connection with the consummation of the Merger or the other transactions contemplated by this Agreement.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

         SECTION 7.01. Registration Statement; Proxy Statement. (a) As promptly as practicable after the execution of this Agreement, WAG, Parent and the Company shall jointly prepare, and the Company, WAG and Parent shall file with the SEC, a document or documents that will constitute (i) the prospectus forming part of the registration statement on Form S-4 of WAG and Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of the WAG Common Stock or the Parent Common Stock to be issued to the Company's stockholders pursuant to the Merger and (ii) the proxy statement or information statement with respect to the Merger relating to the special meeting of the Company's stockholders (the "COMPANY STOCKHOLDERS' MEETING") and WAG's or Parent's stockholders, as the case may be (the "PARENT STOCKHOLDERS' MEETING"), to be held to consider approval of this Agreement and the Merger contemplated hereby, in the case of the Company Stockholders' Meeting, and approval of the issuance of Parent Common Stock or WAG Common Stock, as the case may be, in the Merger, and the approval of an increase in the authorized WAG Common Stock or Parent Common Stock (after the Holding Company Reorganization) to 100,000,000 shares (such increase, the "Capital Increase"), in the case of the Parent Stockholders' Meeting (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy

Statement shall be provided to Nasdaq in accordance with its rules. If applicable, each of the parties hereto shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of WAG Common Stock or Parent Common Stock pursuant to the Merger. WAG, Parent or the Company, as the case may be, shall furnish all information concerning WAG, Parent or the Company as the other parties may reasonably request in connection with such actions and the preparation of the Registration Statement, if applicable, and Proxy Statement. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of the Company and of Parent or WAG, as applicable. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of Nasdaq and (iv) the Delaware General Corporation Law.

                  (b) The Proxy Statement shall include (i) subject to the fiduciary duties of the Board of Directors of the Company, (A) the approval of the Merger and the recommendation of the board of directors of the Company to the Company's stockholders that they vote in favor of approval of this Agreement and the Merger contemplated hereby, and (B) the Company Fairness Opinion, and
(ii) subject to the fiduciary duties of the Board of Directors of WAG or Parent, as the case may be, (A) the approval of the issuance of Parent Common Stock or WAG Common Stock, as the case may be, in the Merger and the Capital Increase and the recommendation of the board of directors of WAG or Parent to WAG's or Parent's stockholders, as applicable, that they vote in favor of issuance of shares of Parent Common Stock or WAG Common Stock, as the case may be, in the Merger and the Capital Increase, and (B) the Parent Fairness Opinion.

                  (c) No amendment or supplement to the Proxy Statement, if applicable, or the Registration Statement shall be made without providing the other parties the opportunity to review and comment thereon. If applicable, each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the WAG Common Stock or the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC or Nasdaq for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) None of the information supplied by the Company for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of WAG or Parent in connection with the Parent Stockholders' Meeting, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting, and at the time of the Parent

Stockholders' Meeting, and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Registration Statement, if applicable, or Proxy Statement, the Company shall promptly inform Parent and an appropriate amendment or supplement shall promptly be filed with the SEC. All documents that the Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of Nasdaq, the Delaware General Corporation Law, the Securities Act and the Exchange Act.

                  (e) None of the information supplied by WAG or Parent for inclusion or incorporation by reference in the Registration Statement, if applicable, or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of WAG or Parent in connection with the Parent Stockholders' meeting, and to stockholders of the Company in connection with the Company Stockholders' Meeting, at the time of the Company Stockholders' Meeting and at the time of the Parent Stockholders' Meeting, and (B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to WAG or Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Parent shall promptly inform the Company and an appropriate amendment or supplement shall promptly be filed with the SEC. All documents that WAG or Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of Nasdaq, the Delaware General Corporation Law, the Securities Act and the Exchange Act.

         SECTION 7.02. Stockholders' Meetings. Subject to the fiduciary duties of the Company's Board of Directors, in the case of the Company Stockholders' Meeting, or the fiduciary duties of WAG's or Parent's Board of Directors, in the case of the Parent Stockholders' Meeting, the Company shall call and hold the Company Stockholders' Meeting and Parent shall call and hold the Parent Stockholders' Meeting, as promptly as practicable after the Registration Statement becomes effective for the purpose of voting upon the approval of this Agreement and the transactions contemplated hereby pursuant to the Proxy Statement, and the Company and Parent shall use all reasonable efforts to hold the Company Stockholders' Meeting and the Parent Stockholders' Meeting on the same day and as soon as practicable after the date on which the Registration Statement becomes effective. If applicable and subject to the fiduciary duties of the

Board of Directors of the Company, the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the Delaware General Corporation Law or applicable stock exchange requirements to obtain such approval. If applicable and subject to the fiduciary duties of the Board of Directors of Parent or WAG, Parent or WAG, as applicable, shall use all reasonable efforts to solicit from its stockholders proxies in favor of the issuance of Parent Common Stock or WAG Common Stock, as the case may be, in the Merger and the Capital Increase contemplated hereby pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote of stockholders required by the Delaware General Corporation Law or applicable stock exchange requirements to obtain such approval, if required. Each of the parties hereto shall, subject to the fiduciary duties of its Board of Directors, take all other action necessary or, in the opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation, as the case may be, and bylaws to effect the Merger.

         SECTION 7.03. Rule 145 Affiliates. Not fewer than 45 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of each person who was, in the Company's reasonable judgment, at the record date for the Company Stockholders' Meeting, a Rule 145 Affiliate of the Company. The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, an affiliate agreement in the form attached hereto as Exhibit 7.03 (each, a "COMPANY AFFILIATE AGREEMENT"), executed by each of the Rule 145 Affiliates of the Company identified in the above-referenced list. The foregoing notwithstanding, Parent shall be entitled to place the legend only as specified in the Company Affiliate Agreement on the certificates evidencing any of the Parent Common Stock to be received by (i) any Rule 145 Affiliate of the Company or (ii) any person Parent reasonably identifies (by written notice to the Company) as being a person who may be deemed an "affiliate" within the meaning of rule 145(c) or (d) promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock, consistent with the terms of the Company Affiliate Agreement, regardless of whether such person has executed a Company Affiliate Agreement and regardless of whether such person's name and address appear on Section 4.16 of the Company Disclosure Schedule.

         SECTION 7.04. Directors' and Officers' Indemnification. (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification that are set forth, as of the date of this Agreement, in the certificate of incorporation and bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees, fiduciaries or agents of the Company.

                  (b) From and after the Effective Time, Parent, WAG and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company (the "INDEMNIFIED PARTIES"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "COSTS") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware law and under its charter documents as in effect on the date hereof to indemnify such Indemnified Parties, and WAG and Parent shall also advance expenses as incurred to the fullest extent permitted under Delaware law upon receipt from the applicable Indemnified Party to whom expenses are to be advanced of an undertaking to repay such advances if it is ultimately determined such person is not entitled to indemnification.

                  (c) In the event that either of the Surviving Corporation, Parent or WAG or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent, WAG or the Surviving Corporation, as applicable, will assume the obligations thereof set forth in this Section 7.04.

                  (d) The provisions of this Section 7.04 (i) are intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

                  (e) For six years after the Effective Time, WAG or the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof, provided that WAG may substitute therefor policies of WAG or the Parent Subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall WAG or the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 7.04(e) in excess of 150% of the aggregate premiums paid by the Company in 1997 on an annualized basis for such purpose; and, provided further, that if WAG or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 7.04(e) for such aggregate premium, then WAG or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium equal to 150% of the 1997 premium.

                  (f) WAG shall cause the Surviving Corporation or any successor thereto to comply with its obligations under this Section 7.04.

         SECTION 7.05. No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the persons who may be deemed to be "affiliates" of the Company or Parent within the meaning of rule 145 promulgated under the Securities Act.

         SECTION 7.06. Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other, except to the extent required by applicable Law or the requirements of the rules and regulations of Nasdaq, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

         SECTION 7.07. Nasdaq Listing. Each of the parties hereto shall use all reasonable efforts to obtain, prior to the Effective Time, the approval for including in Nasdaq, effective upon official notice of issuance, of the shares of WAG Common Stock or Parent Common Stock, as the case may be, into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of WAG Common Stock or Parent Common Stock, as the case may be, which will be issuable upon exercise of Company Stock Options pursuant to Section 3.05.

         SECTION 7.08. Blue Sky. Each of the parties hereto shall use all reasonable efforts to obtain prior to the Effective Time all necessary blue sky permits and approvals required under Blue Sky Laws to permit the distribution of the shares of WAG Common Stock or Parent Common Stock, as the case may be, to be issued in accordance with the provisions of this Agreement.

         SECTION 7.09. Company Stock Options. (a) At the Effective Time, Parent, in the case the Holding Company Reorganization shall have been consummated, or WAG, in the case the Holding Company Reorganization shall not have been consummated, shall assume, by virtue of this Agreement and without any further action on the part of the Company, all of the Company's obligations with respect to each outstanding Company Stock Option, whether previously vested or unvested. Unless otherwise elected by Parent prior to the Effective Time, Parent or WAG shall make such assumption in such manner that Parent or WAG (i) is a corporation "assuming a stock option in a transaction to which Section 424(a) applies" within the meaning of Section 424 of the Code or (ii) to the extent that Section 424 of the Code does not apply to such Company Stock Option, would be such a corporation were Section 424 of the Code applicable to such Company Stock Option; and, if not so otherwise elected, after the Effective Time, all references to the Company in the Company Stock Plans and the applicable Company Stock Option agreements shall be deemed to refer to WAG, prior to the Holding Company Reorganization, or Parent, following the Holding Company Reorganization, which shall have assumed the Company Stock Plans as of the Effective Time by virtue of this Agreement and without any further action on the part of the Company, Parent or WAG. Each Company Stock Option so assumed under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Plan and the applicable Company Stock Option as in effect immediately prior to the Effective Time, except as otherwise provided in
Section 3.05. Parent shall use all reasonable efforts to ensure that Company Stock Options intended to qualify as incentive stock options under Section 422 of the Code prior to the Effective Time continue to so qualify after the Effective Time.

                  (b) With respect to the Company Stock Plans, WAG or Parent, as the case may be, shall take all corporate action necessary or appropriate to (i) reserve for issuance the number of shares that will be subject to Company Stock Options referred to in this Section 7.09 and (ii), no later than the Effective Time, file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of WAG Common Stock or Parent Common Stock, as the case may be, subject to such plan to the extent such registration statement is required under applicable law in order for such shares of common stock to be sold without restriction, and WAG and Parent shall use its best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectuses contained therein) for so long as such benefits and grants remain payable and such options under such plans remain outstanding.

         SECTION 7.10. Tax Treatment. Each of Parent, WAG and the Company shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 8.02(c) and 8.03(c). In addition, following the Effective Time, each of WAG, Parent and the Surviving Corporation agree not to take any action that would cause the Merger to fail to so qualify.

         SECTION 7.11. Obligations of Parent and WAG. Prior to consummation of the Holding Company Reorganization, WAG will take all action necessary to cause Parent and Merger Sub to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein. Following consummation of the Holding Company Reorganization, Parent will take all action necessary to cause WAG and Merger Sub to perform their respective obligations under this Agreement and to consummate the Merger on the terms and conditions set forth herein.

         SECTION 7.12. Company Employees. (a) Individuals who are employed by the Company or the Company Subsidiaries as of the Effective Time shall remain employees of the Company or the Company Subsidiaries, as applicable, immediately following the Effective Time (each such employee, "Affected Employee"). For a period of one year immediately following the Effective Time, the annual cash compensation for each Affected Employee shall not be reduced without such Affected Employee's consent and the insurance coverage, benefits and vacation and 401(k) participation benefits provided to Affected Employees shall be, in the aggregate, not less favorable than those provided to such employees immediately prior to the Effective Time. Following the Effective Time, for purposes of determining eligibility, vesting and level of benefits under all employee benefit plans (but not for pension benefit accrual purposes) and, if applicable, for purposes of satisfying any waiting periods concerning "preexisting conditions" and the satisfaction of any "copayment" or deductible requirements, service with the Company or a Company Subsidiary or any predecessor thereto prior to the Effective Time shall be treated, to the extent permitted by law, as service with an "employer" to the same extent as if such persons had been employees of WAG, Parent or a Parent Subsidiary, and provided further that this Section 7.12(a) shall not be construed to limit the ability of the applicable employer to terminate the employment of any Affected Employee or to review employee benefits programs from time to time and to make such changes as they deem appropriate.

                  (b) WAG and the Parent agree to honor, or to cause the appropriate subsidiary to honor, in accordance with their terms all Company Benefit Plans; provided, however, that the foregoing shall not prevent any party from amending or terminating any such plan, contact, agreement, arrangement or understanding in accordance with its terms.

                  (c) For the purpose of all Company Benefit Plans which include the term "change in control", WAG and Parent acknowledge that the Merger constitutes a "change in control" for all purposes pursuant to any such Company Benefit Plans. In addition, WAG and Parent acknowledge that, with respect to the Senior Termination Benefits Agreements listed in Schedule 7.12(c) (the "Listed Agreements"), in light of WAG's and Parent's plans relating to management assignments and responsibilities with respect to the business of the Company from and after the Effective Time, each employee who is a party to any such contract may, following consummation of the Merger, terminate employment thereunder and, upon such termination, be entitled to termination payments and benefits described therein.

         SECTION 7.13. Board of Directors of Parent and WAG. Immediately prior to the Effective Time, the boards of directors of Parent and WAG shall take all action necessary to cause an individual mutually acceptable to the boards of directors of the Company, on the one hand, and the boards of directors of Parent and WAG, on the other hand, to be elected to fill the vacancy on the boards of directors of Parent and WAG at the Effective Time; provided, however, that if the Holding Company Reorganization shall have been consummated prior to the Effective Time, then the individual selected pursuant to the foregoing provision shall not be elected to serve as a director of WAG.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         SECTION 8.01. Conditions to the Obligations of Each Party to Consummate the Merger. The respective obligations of the parties hereto to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

                        (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                        (b) this Agreement and the Merger shall have been duly approved by the requisite vote of stockholders of the Company and the issuance of the shares of WAG Common Stock or Parent Common Stock in the Merger and the Capital Increase shall have been duly approved by the requisite vote of the stockholders of WAG or Parent, as the case may be, in any such case in accordance with the Delaware General Corporation Law;

                        (c) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order (collectively, "Restraints"), which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation;

                        (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or be terminated;

                        (e) except with respect to the HSR Act (which is addressed in Section 8.01(d)), all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization would not reasonably be expected to result in a change in or have an effect on the business of the Company or Parent that is materially adverse to the business, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of WAG, Parent and the Parent Subsidiaries, taken as a whole; and

                        (f) the shares of WAG Common Stock or Parent Common Stock, as the case may be, into which the shares of Company Capital Stock will be converted pursuant to Article III and the shares of WAG Common Stock or Parent Common Stock, as the case may be, issuable upon the exercise of Company Stock Options pursuant to Section 3.05 shall have been authorized for inclusion in Nasdaq, subject to official notice of issuance.

         SECTION 8.02. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                        (a) each of the representations and warranties of WAG, Parent and Merger Sub contained in this Agreement that is qualified by materiality or Parent Material Adverse Effect shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of WAG and of Parent to such effect;

                        (b) WAG and Parent shall each have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and the Company shall have received a certificate of the Chairman or President and Chief Financial Officer of WAG and of Parent to that effect; and

                        (c) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to the Company, and reasonably satisfactory to it, based upon certain representations of the Company and assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of the Company, Merger Sub and Parent will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

         SECTION 8.03. Conditions to the Obligations of WAG and Parent. The obligations of WAG and Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality or Company Material Adverse Effect shall be true, complete and correct on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true, complete and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true, complete and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to such effect;

                  (b) the Company shall have performed or complied in all material respects with all material agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and Parent shall have received a certificate of the Chairman or President and Chief Financial Officer of the Company to that effect; and

                  (c) Rogers & Hardin LLP, counsel to WAG and Parent, shall have issued its opinion, such opinion dated on or about the date of the Closing, addressed to Parent, and reasonably satisfactory to it, based upon certain representations of Parent and assumptions, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization qualifying under the provisions of Section 368 of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion shall not have been withdrawn or modified in any material respect.


                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

         SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

                  (b) by either Parent or the Company, if the Effective Time shall not have occurred on or before November 30, 1998; provided, however, that in the event that the Effective Time has not occurred by such time solely due to the failure to satisfy the condition specified in Section 8.01(d) or 8.01(e), then such date may be extended, at the option of Parent or the Company, until December 31, 1998; provided further, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or the Company, if any Restraint shall have been entered and shall have become final and nonappealable, provided that the party seeking to terminate this Agreement pursuant to this Section 9.01(c) shall have used best efforts to prevent the entry of and to remove such Restraint;

                  (d) by the Company, if prior to the Parent Stockholders' Meeting, the board of directors of WAG or Parent, as the case may be, withdraws, modifies or changes its recommendation of the issuance of the WAG Common Stock or the Parent Common Stock, as applicable, in the Merger or the Capital Increase in a manner adverse to the Company or its stockholders or shall have resolved to do so;

                  (e) by Parent, if prior to the Company Stockholders' Meeting,
         (i) the board of directors of the Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so, or (ii) the board of directors of the Company shall have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do so, or (iii) a tender offer or exchange offer for 15 percent or more of the outstanding shares of capital stock of the Company shall have been commenced and the board of directors of the Company shall have failed to recommend against acceptance of such tender offer or exchange offer by its stockholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders);

                  (f) by Parent or the Company, (i) if this Agreement and the Merger shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof or (ii) if the issuance of shares of WAG Common Stock or Parent Common Stock, as the case may be, in the Merger or the Capital Increase shall fail to receive the requisite votes for approval at the Parent Stockholders' Meeting or any adjournment or postponement thereof;

                  (g) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within 30 days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(g); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01;

                  (h) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent, WAG and Merger Sub set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within 30 days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(h); and provided further that the preceding proviso shall not in any event be deemed to extend any date set forth in paragraph (b) of this Section 9.01; or

                  (i) by the Company at any time prior to the Company Stockholders' Meeting, if, as a result of a Superior Proposal by a third party, the Board of Directors of the Company determines in good faith after consultation with outside counsel that it is highly probable that the Board of Directors would violate its fiduciary duties under applicable law if it failed to accept the Superior Proposal.

         SECTION 9.02. Effect of Termination. Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease, subject to the remedies of the parties hereto set forth in Section 9.05(b); provided, however, that nothing herein shall relieve any party hereto from liability for the willful or intentional breach of any of its representations and warranties or the willful or intentional breach of any of its covenants or agreements set forth in this Agreement.

         SECTION 9.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of the Company, WAG or Parent, as the case may be, no amendment may be made, except such amendments that have received the requisite stockholder approval and such amendments as are permitted to be made without stockholder approval under the Delaware General Corporation Law, as applicable. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         SECTION 9.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         SECTION 9.05. Expenses. (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and the Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement and any fees required to be paid under the HSR Act.

                  (b) In the event that (i) Parent shall terminate this Agreement pursuant to Section 9.01(e); (ii) the Company shall terminate this Agreement pursuant to Section 9.01(i); or (iii) (A) Parent shall terminate this Agreement pursuant to Section 9.01(f) which termination is permissible solely due to the Company's stockholders having failed to approve and adopt this Agreement and the Merger at the Company Stockholders' Meeting, (B) at the time of such failure to so approve this Agreement, there shall exist or be proposed a Competing Transaction with respect to the Company and (C) within 12 months thereafter, the Company shall enter into a definitive agreement with respect to any Competing Transaction or any Competing Transaction shall be consummated; then, in the case of clause (i), (ii) or (iii) of this
Section 9.05(b), promptly (and in any event within two business days following demand therefor) after such termination or, in the case of clause (iii) of this
Section 9.05(b), promptly after the execution and delivery of such agreement or such consummation, the Company shall pay to Parent an amount equal to $5,500,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, up to an aggregate of $1,000,000.

                  (c) In the event that the Company shall terminate this Agreement pursuant to Section 9.01(d) or Section 9.01(f)(ii), Parent shall pay to the Company within two business days after such termination an amount equal to $5,500,000 in the event of termination pursuant to Section 9.01(d) or $2,000,000 in the event of termination pursuant to Section 9.01(f)(ii), in either case, plus all of the Company's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $1,000,000, by wire transfer of immediately available funds to an account designated by the Company; provided, however, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section 9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

                  (d) In the event that Parent shall terminate this Agreement pursuant to Section 9.01(f)(i) and Parent is not otherwise entitled to payment pursuant to Section 9.05(b), the Company shall pay to Parent within two business days after such termination an amount equal to $2,000,000 plus all of Parent's Expenses, as evidenced by reasonable documentation, and in an amount no greater than $1,000,000, by wire transfer of immediately available funds to an account designated by Parent; provided, however, that, in the event both the Company and Parent would otherwise be entitled to payments under this Section 9.05 in connection with the termination of this Agreement pursuant to both Sections 9.01(f)(i) and (f)(ii), neither party shall be required to make any payment under this Section 9.05.

                  (e) Any payment required to be made pursuant to Section 9.05(b) shall be made to Parent not later than the date of the entry into an agreement referred to therein and two business days after delivery to the Company of notice of demand for payment and shall be made by wire transfer of immediately available funds to an account designated by Parent in the notice of demand for payment delivered pursuant to this Section 9.05(e). In no event shall the Company be entitled to collect amounts pursuant to this Section 9.05 relating to more than one specified event.


                                    ARTICLE X

                               GENERAL PROVISIONS

         SECTION 10.01. Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement herein which by its terms contemplates performance after the Effective Time. Each party agrees that, except for the representations and warranties contained in this Agreement and the Parent Disclosure Schedule and the Company Disclosure Schedule, no party hereto has made any other representations and warranties, and each party hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the Merger contemplated herein, notwithstanding the delivery or disclosure to any other party or any party's representatives of any documentation or other information with respect to any one or more of the foregoing.

         SECTION 10.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses set forth on the signature pages to this Agreement (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02).

         SECTION 10.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

         SECTION 10.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto; provided, however, that Parent may assign its rights, interests and obligations hereunder to any successor or parent entity of Parent whose shares are registered under
Section 12 of the Exchange Act (or will be so registered at the Effective Time). Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.04, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

         SECTION 10.05. Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

         SECTION 10.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES OTHER THAN THOSE DIRECTING DELAWARE LAW). WAG, PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY DELAWARE OR FEDERAL COURT SITTING IN THE CITY OF WILMINGTON, DELAWARE, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WAG, PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH DELAWARE STATE COURT OR SUCH FEDERAL COURT. WAG, PARENT, MERGER SUB AND THE COMPANY EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.

         SECTION 10.07. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION OR AGREEMENT CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

         SECTION 10.08. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. ANY INFORMATION CONTAINED IN ANY SCHEDULE OR EXHIBIT TO THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN DISCLOSED IN ALL SUCH SCHEDULES AND EXHIBITS. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever any of the words "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

         SECTION 10.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         SECTION 10.10. Entire Agreement. This Agreement (including the Exhibits, the Parent Disclosure Schedule and the Company Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                 WORLD ACCESS, INC.


                                 By: /s/ Steven A. Odom
                                     -----------------------------------
                                     Name: Steven A. Odom
                                     Title: Chairman and Chief Executive Officer

                                 2240 Resurgens Plaza
                                 945 E. Paces Ferry Road
                                 Atlanta, Georgia  30326
                                 Telephone:  (404) 231-2025
                                 Telecopy:   (404) 365-9847
                                 Attention:  Chief Executive Officer

                                 with a copy to:

                                 Rogers & Hardin LLP
                                 2700 International Tower
                                 229 Peachtree Street
                                 Atlanta, Georgia  30303
                                 Telephone:  (404) 522-4700
                                 Telecopy:   (404) 525-2224
                                 Attention:  Steven E. Fox


                                 WAXS INC.


                                 By: /s/ Steven A. Odom
                                    -------------------------------------
                                     Name: Steven A. Odom
                                     Title: Chairman and Chief Executive Officer

                                 c/o WAG
                                 2240 Resurgens Plaza
                                 945 E. Paces Ferry Road
                                 Atlanta, Georgia  30326
                                 Telephone:  (404) 231-2025
                                 Telecopy:   (404) 365-9847
                                 Attention:  Chief Executive Officer

                                 TAIL ACQUISITION CORP.


                                 By: /s/ Steven A. Odom
                                    -------------------------------------
                                     Name: Steven A. Odom
                                     Title: Chairman and Chief Executive Officer

                                 c/o WAG
                                 2240 Resurgens Plaza
                                 945 E. Paces Ferry Road
                                 Atlanta, Georgia  30326
                                 Telephone:  (404) 231-2025
                                 Telecopy:   (404) 365-9847
                                 Attention:  Chief Executive Officer


                                 TELCO SYSTEMS, INC.


                                 By: /s/ William B. Smith
                                    --------------------------------------
                                    Name: William B. Smith
                                    Title: President and Chief Executive Officer

                                 63 Nahatan Street
                                 Norwood, Massachusetts 02062
                                 Telephone: (781) 551-0300
                                 Telecopy: (781) 255-2180
                                 Attention: Chief Executive Officer

                                 with a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 919 Third Avenue
                                 New York, New York  10022
                                 Telephone:  (212) 735-3000
                                 Telecopy:   (212) 735-2000
                                 Attention:  Lou R. Kling and Eric J. Friedman